Exhibit 5(a)

                        January 11, 2001


Entergy Mississippi, Inc.
308 East Pearl Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

      With respect to the Registration Statement on Form S-3, including the exhibits thereto, to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") by Entergy Mississippi, Inc. (the "Company") for the registration under the Securities Act of 1933, as amended (the "Securities Act") of $485,000,000 in aggregate principal amount of its First Mortgage Bonds (the "Bonds") and /or its Debt Securities (the "Debt Securities"), each to be issued in one or more new series, and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the Company's Mortgage and Deed of Trust, as heretofore supplemented and as proposed to be further supplemented, under which the Bonds are to be issued (the "Mortgage") and the Company's Indenture for the Debt Securities, under which the Debt Securities are to be issued (the "Indenture"), we advise you that in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Mississippi.

     2. All action necessary to make valid and legal the proposed issuance and sale of the Bonds and the Debt
          Securities by the Company will have been taken when:

          a. the Company's Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and a supplement or supplements to the prospectus specifying certain details with respect to the offering or offerings of the Bonds and the Debt Securities shall have been filed with the Commission, and both the Mortgage and the Indenture shall have been qualified under the Trust Indenture Act;

          b. the Company's Application-Declaration on Form U-1, File No. 70-9757, as amended and as it may be further amended, contemplating, among other things, the issuance and sale of the Bonds and the Debt Securities, shall have become effective with respect to the issuance and sale of the Bonds and the Debt Securities in accordance with an appropriate order or orders of the Commission under the Public Utility Holding Company Act of 1935, as amended;

          c. the Company's Board of Directors and/or, when authorized, an authorized officer of the Company thereof shall have taken appropriate action authorizing the consummation of the issuance and sale of the Bonds and/or the issuance and sale of the Debt Securities;

          d.   the  proposed supplemental indenture  relating  to
               the   Bonds  being  issued,  supplemental  to  the
               Company's Mortgage, shall have been duly executed and delivered; and

          e. the Bonds and the Debt Securities shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     3. When the foregoing steps applicable to the Bonds and the Debt Securities, respectively, have been taken, the Bonds and the Debt Securities, respectively, will have been legally issued and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law).

      This  opinion  does not pass upon the matter of  compliance with  "blue  sky" laws or similar laws relating to  the  sale  or
distribution   of   the  Bonds  and  the   Debt   Securities   by
underwriters.

      We are members of the Mississippi Bar and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any other state. As to all matters of New York law, we have relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP of New York, New York, which is filed as an exhibit to said Registration Statement.

      We hereby consent to the use of this opinion as an exhibit to the Company's said Registration Statement on Form S-3, and we also consent to such references to our firm as may be made in said Registration Statement and in the Prospectus constituting a part thereof.

                                   Very truly yours,

                                   WISE CARTER CHILD & CARAWAY
                                   Professional Association



                              BY:  /s/ Betty Toon Collins
                                   Betty Toon Collins